HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

FIRST QUARTER 2014 RESULTS

- Consolidated Hotel RevPAR Improves 3.9% -

- Adjusted EBITDA Increases 17.1% to $26.1 Million -

- Company Initiates Stock Repurchases -

Philadelphia, PA, May 1, 2014 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Results

Adjusted Funds from Operations (“AFFO”) in the first quarter 2014 increased $3.5 million to $11.6 million, compared to $8.1 million in the first quarter 2013.  AFFO per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) was $0.06, an increase from AFFO of $0.04 per diluted common share and OP Unit in the first quarter 2013.  The Company’s weighted average diluted common shares and OP Units outstanding were approximately 208.9 million as of March 31, 2014, consistent with the quarter ended March 31, 2013.

Net loss applicable to common shareholders was $9.6 million, or $0.05 per diluted common share, for the first quarter ended March 31, 2014 compared to a net loss applicable to common shareholders of $13.1 million, or $0.07 per diluted common share, for the first quarter ended March 31, 2013.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “With the most difficult quarter of 2014 behind us, we have a clear line of sight and a positive view for the second quarter and the remainder of the year in all of our gateway markets.  Hersha’s urban transient portfolio, refined and transformed over the previous 2 years, delivered consolidated portfolio RevPAR growth of 3.9% in the first quarter 2014. This performance was within the context of considerable headwinds, including difficult comparisons as a result of the Presidential Inauguration in Washington, DC and challenging comparisons in New York to first quarter 2013 when the City benefitted significantly from business related to the Hurricane Sandy relief efforts and the timing of the holidays.  The Company also completed a significant portion of its planned 2014 renovation activity during the first quarter. Excluding properties under renovation, the Company recorded very strong consolidated RevPAR growth of 6.6% during the quarter.”

Mr. Shah continued, “Strategically, we have made considerable progress.  From 2012 through today, the Company has sold 39 stabilized assets and purchased 12 high growth assets.  During this period we have sold $431 million of hotels and purchased $627 million of superior quality assets and shifted our geographic concentration.  While the strategy has taken time and been disruptive to our EBITDA growth across the past several quarters, the current portfolio has enhanced exposure to the high growth South Florida and West Coast markets along with our already profitable core markets of Boston, New York City, Philadelphia and Washington, DC.  The Company is effectively positioned to leverage the current lodging cycle and deliver long-term value to shareholders.

Stock Buyback Activity

The Company repurchased approximately 2.6 million outstanding common shares for $15.2 million during the first quarter at a weighted average cost of $5.80, representing approximately 1.3% of common shares outstanding.  The Company believes that opportunistic repurchase of common shares is a prudent use of capital and will continue to consider further repurchases   during periods of stock price volatility.

First Quarter 2014 Operating Results

For first quarter 2014, revenue per available room (“RevPAR”) at the Company's 44 consolidated hotels as of March 31, 2014, compared to 38 hotels as of March 31, 2013, increased 3.9% to $125.01 compared to $120.34 in first quarter 2013.  The Company’s average daily rate (“ADR”) for the consolidated hotel portfolio increased by 1.7% to $164.67, while occupancy increased 157 basis points to 75.9%.  Hotel EBITDA for the consolidated hotel portfolio increased approximately 24.0%, or $4.6 million, to $24.1 million in first quarter 2014 compared to first quarter 2013, while hotel EBITDA margins rose 40 basis points to 30.2%.

The Company’s top performing markets were the West Coast, Philadelphia and Boston, which reported RevPAR increases of 22.5%, 11.0%, and 9.7%, respectively, excluding properties under renovation in these markets.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 16 hotels as of March 31, 2014.  For first quarter 2014, the Company’s New York City hotel portfolio recorded a 2.4% decrease in RevPAR to $143.18, as ADR decreased 2.3% to $168.81, while occupancy remained relatively constant at 84.8%.

The Manhattan hotel portfolio consisted of 13 hotels as of March 31, 2014. For first quarter of 2014, the Company’s Manhattan hotel portfolio recorded a 2.9% increase in RevPAR to $147.04, as ADR rose 1.4% to $172.22, and occupancy climbed 129 basis points to 85.4%.

In addition to difficult comparisons to first quarter 2013 due to Hurricane Sandy relief efforts and the timing of the Easter and Passover holidays, the New York City portfolio was negatively affected by adverse weather in first quarter 2014.  The weather effects were particularly acute during the month of March, offsetting a more favorable performance in January and February.

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Financing

On March 10, 2014, the Company announced that it closed on a new $500 million senior unsecured credit facility (the “Facility”) that is expandable to $850 million. The Facility consists of a $250 million senior unsecured revolving line of credit (the “Revolving Line of Credit”) and a $250 million senior unsecured term loan (the “Term Loan”). The Facility amended and restated the Company’s $400 million senior secured revolving credit facility.

The interest rate for the Revolving Line of Credit is based on a pricing grid with a range of 170 to 245 basis points over LIBOR, based on the Company’s leverage ratio. The interest rate for the Term Loan is LIBOR plus 160 to 235 basis points, also based on the Company’s leverage ratio.

As of March 31, 2014, the Company maintained significant financial flexibility with approximately $24.3 million of cash and cash equivalents and significant capacity under the Facility.  As of March 31, 2014, 97.1% of the Company’s consolidated debt is fixed rate debt or effectively fixed through interest rate swaps and caps.  The Company’s total consolidated debt has a weighted average interest rate of approximately 4.83% and a weighted average life-to-maturity of approximately 4.3 years.

Acquisitions

On February 28, 2014, the Company closed on the purchase of the Hotel Oceana in Santa Barbara, California for $41.7 million. The purchase price reflected an economic capitalization rate of 8.6% based on the hotel’s trailing-twelve month net operating income as of December 31, 2013.  The Hotel Oceana acquisition was funded with a portion of the net proceeds from the non-core portfolio sale, and included the assumption of $24.9 million in mortgage debt, incurring interest at a fixed rate of 4.4% per year and maturing in 2023.  Subsequent to the Company’s purchase of the asset, the hotel has been re-named Hotel Milo.

Dispositions

On April 30, 2014, the Company closed the sale of Hotel 373 located in midtown Manhattan.  The 70-room hotel was sold to an offshore investment group for $37.0 million, or approximately $529,000 per key.

The sale price valued the hotel at $1,680 per square foot and represents an economic capitalization rate of 5.2% based on 2013 net operating income for the hotel and a multiple of 17.3x based on 2013 Hotel EBITDA.

Subsequent Events

On May 1, 2014, the Company announced that it entered into a definitive agreement to purchase the 148-room Parrot Key Hotel & Resort (“Parrot Key”) in Key West, FL for $100 million, or approximately $676,000 per key.  Parrot Key is situated on 5 oceanfront acres and is the most recently built waterfront hotel boasting the largest rooms and the most oceanfront suites in Key West.

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The Company anticipates that the purchase price for Parrot Key reflects a trailing and forward 12-month economic capitalization rate as of April 2014 of approximately 7.2% and 7.5%, respectively, and a 9.0% capitalization rate on stabilized earnings.

2014 Outlook

The Company is maintaining operating expectations for 2014 for the Company’s consolidated portfolio. Based on management’s current outlook, the Company’s 2014 operating expectations are as follows:

Metric	2014 Expectation

Total consolidated RevPAR growth:	5.0% - 7.0%
Total consolidated Hotel EBITDA margin growth:	25 bps – 75 bps

Dividend

Hersha paid a dividend of $0.50 per Series B Preferred Share and $0.4297 per Series C Preferred Share for the first quarter ending March 31, 2014.

The Board of Trustees also declared quarterly cash dividends of $0.06 per Common Share and per Limited Partnership unit for the first quarter ending March 31, 2014.

First Quarter 2014 Conference Call

The Company will host a conference call to discuss its financial results at 9:00 a.m. Eastern Time on Friday, May 2, 2014.  A live webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-397-5352 or 1-719-325-2435 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Friday, May 2, 2014 through 11:59 p.m. Eastern Time on Friday, May 16, 2014. The replay can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international participants.  The passcode for the call and the replay is 1398938.  A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality, upscale hotels in urban gateway markets. The Company’s 50 hotels totaling 8,050 rooms are located in New York, Boston, Philadelphia, Washington, DC, South Florida and select markets on the West Coast. The Company’s shares are traded on The New York Stock Exchange-Euronext under the ticker “HT”. For more information on the Company, and the Company’s hotel portfolio, please visit the Company's website at www.hersha.com.

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Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include statements related to the Company’s ability to outperform, the ongoing recovery of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the completion of acquisitions under contract, the Company’s ability to identify and complete the acquisition of hotel properties in new markets, the Company’s ability to enter into contracts for and complete the disposition of non-core assets, the Company’s ability to complete the hotel redevelopment projects, the Company’s ability to increase margins, including hotel EBITDA margins, the Company’s ability to achieve its forecasted stabilization rates and the Company’s operating expectations for the full 2014 calendar year. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of May 1, 2014, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	March 31, 2014	December 31, 2013
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $85,388 and $85,759	$1,558,833	$1,535,835
Investment in Unconsolidated Joint Ventures	11,624	12,044
Cash and Cash Equivalents	24,312	36,213
Escrow Deposits	21,868	25,938
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $60 and $43	10,822	9,141
Deferred Financing Costs, Net of Accumulated Amortization of $5,866 and $7,070	8,611	7,570
Due from Related Parties	5,345	11,124
Intangible Assets, Net of Accumulated Amortization of $3,194 and $3,227	7,499	7,603
Deposits on Hotel Acquisitions	16,486	18,586
Other Assets	24,836	27,460
Hotel Assets Held for Sale	28,331	56,583
Total Assets	$1,718,567	$1,748,097

Liabilities and Equity:
Line of Credit	$23,000	$-
Unsecured Term Loan	150,000	150,000
Unsecured Notes Payable	51,548	51,548
Mortgages Payable, including Net Unamortized Premium and Consolidation of Variable Interest Entity Debt of $55,313 and $55,714	571,767	571,953
Accounts Payable, Accrued Expenses and Other Liabilities	49,901	40,852
Dividends and Distributions Payable	15,868	15,955
Due to Related Parties	6,722	4,815
Liabilities Related to Hotel Assets Held for Sale	18,387	45,835
Total Liabilities	887,193	880,958

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 7,600,000 Series B and C Shares Issued and Outstanding at March 31, 2014 and December 31, 2013, with Liquidation Preferences of $25 Per Share	$76	$76
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized, 200,622,708 and 202,759,419 Shares Issued and Outstanding at March 31, 2014 and December 31, 2013, respectively	2,006	2,028
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at March 31, 2014 and December 31, 2013	-	-
Accumulated Other Comprehensive Loss	(476)	(376)
Additional Paid-in Capital	1,189,372	1,200,798
Distributions in Excess of Net Income	(387,863)	(364,568)
Total Shareholders' Equity	803,115	837,958

Noncontrolling Interests:
Noncontrolling Interests - Common Units	28,777	29,523
Noncontrolling Interests - Consolidated Variable Interest Entity	(518)	(342)
Total Noncontrolling Interests	28,259	29,181

Total Equity	831,374	867,139

Total Liabilities and Equity	$1,718,567	$1,748,097

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2014	March 31, 2013
Revenues:
Hotel Operating Revenues	$79,917	$65,242
Interest Income from Development Loans	-	146
Other Revenue	33	205
Total Revenues	79,950	65,593

Operating Expenses:
Hotel Operating Expenses	48,776	40,176
Insurance Recoveries	(2,045)	(403)
Hotel Ground Rent	410	228
Land Lease Expense	-	-
Real Estate and Personal Property Taxes and Property Insurance	6,806	5,816
General and Administrative	2,790	2,762
Stock Based Compensation	1,112	2,388
Acquisition and Terminated Transaction Costs	134	3
Depreciation and Amortization	16,343	12,698
Total Operating Expenses	74,326	63,668

Operating Income	5,624	1,925

Interest Income	398	456
Interest Expense	10,048	9,415
Other Expense	198	-
Loss on Debt Extinguishment	644	261
Loss before Loss from Unconsolidated Joint Ventures Investments, Income Taxes and Discontinued Operations	(4,868)	(7,295)

Loss from Unconsolidated Joint Venture Investments	(420)	(396)

Loss before Income Taxes	(5,288)	(7,691)

Income Tax Benefit	108	1,130
Loss from Continuing Operations	(5,180)	(6,561)

Discontinued Operations
Gain on Disposition of Hotel Properties	138	-
Impairment of Asset Held for Sale	(1,800)	-
Income (Loss) from Discontinued Operations	329	(1,115)
Loss from Discontinued Operations	(1,333)	(1,115)

Net Loss	(6,513)	(7,676)

Loss Allocated to Noncontrolling Interests	507	673
Preferred Distributions	(3,589)	(3,844)
Extinguishment of Issuance Costs Upon Redemption of Series A Preferred Stock	-	(2,250)

Net Loss Applicable to Common Shareholders	$(9,595)	$(13,097)

Earnings per Share:
BASIC
Loss from Continuing Operations Applicable to Common Shareholders	$(0.04)	$(0.06)
Loss from Discontinued Operations	(0.01)	(0.01)

Net Loss Applicable to Common Shareholders	$(0.05)	$(0.07)

DILUTED
Loss from Continuing Operations Applicable to Common Shareholders	$(0.04)	$(0.06)
Loss from Discontinued Operations	(0.01)	(0.01)

Net Loss Applicable to Common Shareholders	$(0.05)	$(0.07)

Weighted Average Common Shares Outstanding:
Basic	200,743,751	197,029,017
Diluted	200,743,751	197,029,017

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2014	March 31, 2013

Net loss applicable to common shares	$(9,595)	$(13,097)
Loss allocated to noncontrolling interest	(507)	(673)
Loss from unconsolidated joint ventures	420	396
Gain on disposition of hotel properties	(138)	-
Loss from impairment of depreciable assets	1,800	-
Depreciation and amortization	16,343	12,698
Depreciation and amortization from discontinued operations	-	2,398
Funds from consolidated hotel operations applicable to common shares and Partnership units	8,323	1,722

Loss from unconsolidated joint venture investments	(420)	(396)
Depreciation and amortization of purchase price in excess of historical cost	143	153
Interest in depreciation and amortization of unconsolidated joint ventures	871	877
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	594	634

Funds from Operations applicable to common shares and Partnership units	8,917	2,356

Add:
Non-cash extinguishment of issuance costs upon redemption of series A preferred stock	-	2,250
Non-cash stock compensation expense	1,112	2,388
Acquisition and terminated transaction costs	134	3
Amortization of deferred financing costs	790	616
Amortization of discounts and premiums	(219)	(209)
Deferred financing costs written off in debt extinguishment	644	261
Straight-line amortization of ground lease expense	40	1
State and Local tax expense related to reassessment of prior period assessment	217	434

Adjusted Funds from Operations	$11,635	$8,100

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.06	$0.04

Diluted Weighted Average Common Shares and Units Outstanding	208,959,655	208,937,350

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2014	March 31, 2013

Net loss applicable to common shareholders	$(9,595)	$(13,097)
Loss allocated to noncontrolling interest	(507)	(673)
Loss from unconsolidated joint ventures	420	396
Gain on disposition of hotel properties	(138)	-
Loss from impairment of assets	1,800	-
Non-operating interest income	(8)	(33)
Distributions to Preferred Shareholders	3,589	3,844
Interest expense from continuing operations	10,048	9,415
Interest expense from discontinued operations	354	1,253
Extinguishment of issuance costs upon redemption of series A preferred stock	-	2,250
Income tax benefit	(108)	(1,130)
Deferred financing costs written off in debt extinguishment	644	261
Depreciation and amortization from continuing operations	16,343	12,698
Depreciation and amortization from discontinued operations	-	2,398
Acquisition and terminated transaction costs	134	3
Non-cash stock compensation expense	1,112	2,388
Straight-line amortization of ground lease expense	40	1
State and Local tax expense related to reassessment of prior period assessment	217	434

Adjusted EBITDA from consolidated hotel operations	24,345	20,408

Loss from unconsolidated joint venture investments	(420)	(396)
Depreciation and amortization of purchase price in excess of historical cost	143	153
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	2,053	2,141

Adjusted EBITDA from unconsolidated joint venture operations	1,776	1,898

Adjusted EBITDA	$26,121	$22,306

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Phone:  215-238-1046

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